Exhibit 99.1

Jabil Announces Third Quarter Results

Company Maintains Full-Year Core EPS Outlook of $2 per Share

St. Petersburg, FL – June 17, 2015...Today Jabil Circuit, Inc. (NYSE: JBL), reported preliminary, unaudited financial results for its third quarter of fiscal year 2015. The company reported third quarter net revenue of $4.4 billion, a 15 percent increase from the third quarter of fiscal year 2014.

“We continue to make great progress as we further diversify our business, and our fiscal third quarter is another good indication that we’re executing against our growth strategy. During the quarter, our Electronics Manufacturing Services segment delivered strong operating performance, while our Diversified Manufacturing Services segment increased revenue by 41 percent year over year,” said Mark T. Mondello, Chief Executive Officer. “I’m pleased with our performance year to date and I believe we’re well-positioned and poised to capture further growth in fiscal 2016,” he added.

U.S. generally accepted accounting principles (U.S. GAAP) operating income for the third quarter was $135.4 million and U.S. GAAP net diluted earnings per share was $0.37. Core operating income (as defined below) was $160.5 million and core diluted earnings per share (as defined below) was $0.49.

Jabil’s two reporting segments delivered the following revenue results for the company’s third fiscal quarter:

•	Electronics Manufacturing Services: $2.8 billion.

•	Diversified Manufacturing Services: $1.6 billion.

(Definitions used: “U.S. GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as U.S. GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges and goodwill impairment charges. Jabil defines core earnings as U.S. GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares as determined under U.S. GAAP. Jabil calculates its core return on invested capital by annualizing its after-tax core operating income for its most recently ended quarter and dividing that by a two quarter average of its net invested capital base. Jabil reports core operating income, core earnings, core diluted and basic earnings per share and core return on invested capital to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and return on invested capital from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its U.S. GAAP operating income, its calculation of core earnings and core diluted earnings per share to its U.S. GAAP net income and U.S. GAAP earnings per share, its calculation of core return on invested capital and additional information in the supplemental information.)

Quarterly Results	Q3 2015	Q3 2014
Net revenue	$4.4 billion	$3.8 billion
U.S. GAAP operating income (loss)	$135.4 million	$(1.6) million
U.S. GAAP net income	$72.2 million	$188.3 million
U.S. GAAP net diluted earnings per share	$0.37	$0.93
U.S. GAAP return on invested capital	13.9%	(2.6)%
Core operating income	$160.5 million	$45.3 million
Core earnings (loss)	$96.5 million	$(11.3) million
Core diluted earnings (loss) per share	$0.49	$(0.06)
Core return on invested capital	17.1%	2.6%

Business Update

“We’re on track to deliver approximately 13 percent revenue growth and $2.00 in core earnings per share for this fiscal year, all while continuing to invest for future growth - quite an accomplishment when one considers the current macro environment,” Mondello said. Management updated its fiscal year 2015 revenue outlook of $17.7 billion - $17.9 billion and core earnings per share of $1.95 - $2.05.

Fourth quarter fiscal 2015 guidance:

• Net revenue	$4.45 billion to $4.65 billion
• U.S. GAAP operating income	$107 million to $140 million
• U.S. GAAP net diluted earnings per share	$0.27 to $0.38 per diluted share
• Core operating income	$135 million to $165 million
• Core diluted earnings per share	$0.40 to $0.50 per diluted share
• Diversified Manufacturing Services	Increase revenue 35 percent year over year
• Electronics Manufacturing Services	Increase revenue 1.5 percent year over year

(U.S. GAAP net diluted earnings per share for the fourth quarter of fiscal year 2015 are currently estimated to include $0.03 per share for amortization of intangibles, $0.08 per share for stock-based compensation expense and related charges and $0.02 to $0.01 per share for restructuring and related charges.)

FORWARD LOOKING STATEMENT: This news release contains forward-looking statements, including those regarding our anticipated financial results for our third quarter of fiscal year 2015; our positioning for, and ability to capture future growth, in fiscal 2016; our delivery of revenue growth and core earnings per share for fiscal 2015; our continuing to invest for future growth; our currently expected fiscal year 2015 revenues and core earnings per share; and our currently expected fourth quarter of fiscal year 2015 net revenue (including that of our segments), core and U.S. GAAP operating income, core and U.S. GAAP diluted earnings per share results and the components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our third quarter of fiscal year 2015 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; fluctuations in our stock’s market price; fluctuations in operating results and cash flows; unexpected, adverse seasonal impacts on demand; changes in macroeconomic conditions, both in the U.S. and internationally; the occurrence of, success and expected financial results from, product ramps; our financial performance during and after the current economic conditions; our ability to maintain and improve costs, quality and delivery for our customers; risks and costs inherent in litigation; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2014, subsequent Reports on Forms 10-Q and 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Supplemental Information: The financial results disclosed in this release include certain measures calculated and presented in accordance with U.S. GAAP. In addition to the U.S. GAAP financial measures, Jabil provides supplemental, non-U.S. GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-U.S. GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable U.S. GAAP measures. The non-U.S. GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-U.S. GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core return on invested capital, core earnings and core diluted and basic earnings per share to provide investors an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable U.S. GAAP financial measures.

Company Conference Call Information: Jabil will hold a conference call to discuss the third quarter of fiscal year 2015 earnings today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The call will be recorded and archived on the web at http://www.jabil.com. A taped replay of the conference call will also be available June 17, 2015 at approximately 7:30 p.m. ET through midnight on June 24, 2015. To access the replay, call (855) 859-2056 from within the United States, or (404) 537-3406 outside the United States. The pass code is: 51814878. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.

About Jabil

Jabil is an electronic product solutions company providing comprehensive electronics design and manufacturing product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 25 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on Jabil’s website: jabil.com.

Investor & Media Contact:

Beth Walters

Senior Vice President, Investor Relations & Communications

Jabil Circuit, Inc.

(727) 803-3511

beth_walters@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	May 31,
	2015	August 31,
	(Unaudited)	2014
ASSETS
Current assets:
Cash and cash equivalents	$962,794	$1,000,249
Accounts receivable, net	1,208,351	1,208,516
Inventories	2,260,736	2,008,077
Prepaid expenses and other current assets	998,344	1,057,562
Deferred income taxes	72,416	64,944
Assets of discontinued operations	—	19,669

Total current assets	5,502,641	5,359,017
Property, plant and equipment, net	2,593,457	2,271,705
Goodwill and intangible assets, net	658,972	627,700
Deferred income taxes	93,465	92,702
Other assets	116,998	128,622

Total assets	$8,965,533	$8,479,746

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and capital lease obligations	$11,365	$12,960
Accounts payable	3,298,917	3,060,814
Accrued expenses	1,410,824	1,235,106
Deferred income taxes	5,436	5,094
Liabilities of discontinued operations	—	7,123

Total current liabilities	4,726,542	4,321,097
Notes payable, long-term debt and capital lease obligations, less current installments	1,659,862	1,669,585
Other liabilities	85,378	79,471
Income tax liabilities	96,197	87,555
Deferred income taxes	66,616	61,670

Total liabilities	6,634,595	6,219,378

Commitments and contingencies
Equity:
Jabil Circuit, Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	246	244
Additional paid-in capital	1,936,416	1,874,219
Retained earnings	1,397,187	1,245,772
Accumulated other comprehensive (loss) income	(9,244)	86,962
Treasury stock, at cost	(1,012,945)	(965,369)

Total Jabil Circuit, Inc. stockholders’ equity	2,311,660	2,241,828
Noncontrolling interests	19,278	18,540

Total equity	2,330,938	2,260,368

Total liabilities and equity	$8,965,533	$8,479,746

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Nine months ended
	May 31,	May 31,	May 31,	May 31,
	2015	2014	2015	2014
Net revenue	$4,358,641	$3,785,875	$13,218,382	$11,705,901
Cost of revenue	3,982,804	3,569,925	12,091,739	10,942,550

Gross profit	375,837	215,950	1,126,643	763,351
Operating expenses:
Selling, general and administrative	228,476	190,804	653,183	497,796
Research and development	6,997	5,729	19,502	21,387
Amortization of intangibles	5,724	5,679	17,097	18,180
Restructuring and related charges	(782)	12,446	31,833	65,652
Loss on disposal of subsidiaries	—	2,905	—	2,905

Operating income (loss)	135,422	(1,613)	405,028	157,431
Interest and other, net	31,041	32,567	94,670	99,708

Income (loss) from continuing operations before tax	104,381	(34,180)	310,358	57,723
Income tax expense	32,124	18,708	107,186	40,923

Income (loss) from continuing operations, net of tax	72,257	(52,888)	203,172	16,800

Discontinued operations:
(Loss) income from discontinued operations, net of tax	(1,514)	2,699	(5,224)	21,515
Gain (loss) on sale of discontinued operations, net of tax	1,681	238,497	(875)	229,542

Discontinued operations, net of tax	167	241,196	(6,099)	251,057

Net income	72,424	188,308	197,073	267,857
Net income attributable to noncontrolling interests, net of tax	221	53	756	347

Net income attributable to Jabil Circuit, Inc.	$72,203	$188,255	$196,317	$267,510

Earnings per share attributable to the stockholders of Jabil Circuit, Inc.:
Basic:
Income (loss) from continuing operations, net of tax	$0.37	$(0.26)	$1.05	$0.08

Discontinued operations, net of tax	$—	$1.19	$(0.03)	$1.23

Net income	$0.37	$0.93	$1.01	$1.31

Diluted:
Income (loss) from continuing operations, net of tax	$0.37	$(0.26)	$1.03	$0.08

Discontinued operations, net of tax	$—	$1.19	$(0.03)	$1.22

Net income	$0.37	$0.93	$1.00	$1.30

Weighted average shares outstanding:
Basic	193,785	202,008	193,617	203,995

Diluted	196,304	202,008	195,793	205,699

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine months ended
	May 31,	May 31,
	2015	2014
Cash flows from operating activities:
Net income	$197,073	$267,857
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	385,136	366,622
Gain on sale of discontinued operations	—	(239,320)
Restructuring and related charges	4,567	30,015
Provision for allowance for doubtful accounts	8,193	15,078
Recognition of stock-based compensation expense and related charges	53,101	8,257
Deferred income taxes	(14,143)	(25,115)
Loss (gain) on sale of property, plant and equipment	10,045	(2,814)
Other, net	9,856	7,786
Change in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	(43,982)	102,708
Inventories	(253,579)	315,254
Prepaid expenses and other current assets	37,687	249,951
Other assets	14,417	(16,892)
Accounts payable, accrued expenses and other liabilities	474,550	(669,999)

Net cash provided by operating activities	882,921	409,388

Cash flows from investing activities:
Cash paid for business and intangible asset acquisitions, net of cash	(78,007)	—
Proceeds from sale of discontinued operations, net of cash	9,663	544,495
Acquisition of property, plant and equipment	(735,459)	(414,729)
Proceeds from sale of property, plant and equipment	13,187	141,082
Other, net	(6,645)	—

Net cash (used in) provided by investing activities	(797,261)	270,848

Cash flows from financing activities:
Borrowings under debt agreements	4,723,083	5,171,880
Payments toward debt agreements	(4,731,894)	(5,336,697)
Payments to acquire treasury stock	(40,040)	(129,063)
Dividends paid to stockholders	(47,623)	(52,162)
Treasury stock minimum tax withholding related to vesting of restricted stock	(7,536)	(34,162)
Other, net	8,905	5,738

Net cash used in financing activities	(95,105)	(374,466)

Effect of exchange rate changes on cash and cash equivalents	(28,010)	5,123

Net (decrease) increase in cash and cash equivalents	(37,455)	310,893
Cash and cash equivalents at beginning of period	1,000,249	1,011,373

Cash and cash equivalents at end of period	$962,794	$1,322,266

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-U.S. GAAP MEASURES

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Nine months ended
	May 31,	May 31,	May 31,	May 31,
	2015	2014	2015	2014
Operating income (loss) (U.S. GAAP)	$135,422	$(1,613)	$405,028	$157,431
Amortization of intangibles	5,724	5,679	17,097	18,180
Stock-based compensation expense and related charges	20,094	14,561	53,106	6,627
Restructuring and related charges	(782)	12,446	31,833	65,652
Distressed customer charges	—	11,371	—	15,113
Loss on disposal of subsidiaries	—	2,905	—	2,905

Core operating income (Non-U.S. GAAP)	$160,458	$45,349	$507,064	$265,908

Net income attributable to Jabil Circuit, Inc. (U.S. GAAP)	$72,203	$188,255	$196,317	$267,510
Amortization of intangibles, net of tax	5,528	5,661	16,893	15,084
Stock-based compensation expense and related charges, net of tax	19,949	14,298	52,471	5,884
Restructuring and related charges, net of tax	(1,029)	9,862	31,172	55,443
Distressed customer charges, net of tax	—	8,889	—	11,234
Acquisition costs and certain purchase accounting adjustments, net of tax	—	—	—	(9,064)
Loss on disposal of subsidiaries, net of tax	—	2,905	—	2,905
Loss (income) from discontinued operations, net of tax	1,514	(2,699)	5,224	(21,515)
(Gain) loss on sale of discontinued operations, net of tax	(1,681)	(238,497)	875	(229,542)

Core earnings (loss) (Non-U.S. GAAP)	$96,484	$(11,326)	$302,952	$97,939

Net earnings per share (U.S. GAAP):
Basic	$0.37	$0.93	$1.01	$1.31

Diluted	$0.37	$0.93	$1.00	$1.30

Core earnings (loss) per share (Non-U.S. GAAP):
Basic	$0.50	$(0.06)	$1.56	$0.48

Diluted	$0.49	$(0.06)	$1.55	$0.48

Weighted average shares outstanding used in the calculations of earnings per share (U.S. GAAP and Non-U.S. GAAP):
Basic	193,785	202,008	193,617	203,995

Diluted	196,304	202,008	195,793	205,699

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-U.S. GAAP MEASURES

(in thousands)

(Unaudited)

CALCULATION OF RETURN ON INVESTED CAPITAL

AND CORE RETURN ON INVESTED CAPITAL

The Company calculates: (1) its “Return on Invested Capital” by annualizing its “after-tax U.S. GAAP operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base” and (2) its “Core Return on Invested Capital” by annualizing its “after-tax non-U.S. GAAP core operating income” for its most recently-ended quarter and dividing that by a two quarter “average net invested capital asset base.”

The Company calculates: (1) its “after-tax U.S. GAAP operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its U.S. GAAP operating income and (2) its “after-tax non-U.S. GAAP core operating income” as its non-U.S. GAAP core operating income less a certain tax effect (the calculation of which is explained below). See elsewhere in this earnings release for a reconciliation of the Company’s non-U.S. GAAP core operating income to its U.S. GAAP operating income.

The Company calculates its “average net invested capital asset base” as the sum of the averages (the calculations of which are explained below) of its stockholders’ equity, current and non-current portions of its notes payable, long-term debt and capital lease obligations less the average (the calculation of which is explained below) of its cash and cash equivalents.

The following table reconciles (1) “Return on Invested Capital,” as calculated using “after-tax U.S. GAAP operating income” to (2) “Core Return on Invested Capital,” as calculated using “after-tax non-U.S. GAAP core operating income”:

	Three months ended
	May 31,	May 31,
	2015	2014
Numerator:
Operating income (loss) (U.S. GAAP)	$135,422	$(1,613)
Tax effect(1)	(31,830)	(18,456)

After-tax operating income (loss)	103,592	(20,069)
	x4	x4

Annualized after-tax operating income (loss)	$414,368	$(80,276)

Core operating income (Non-U.S. GAAP)	$160,458	$45,349
Tax effect(2)	(32,471)	(24,921)

After-tax operating income	127,987	20,428
	x4	x4

Annualized after-tax core operating income	$511,948	$81,712

Denominator:
Average total Jabil Circuit, Inc. stockholders’ equity(3)	$2,278,112	$2,352,293
Average notes payable, long-term debt and capital lease obligations, less current installments(3)	1,661,320	1,673,922
Average current installments of notes payable, long-term debt and capital lease obligations(3)	11,312	115,363
Average cash and cash equivalents(3)	(964,604)	(998,698)

Net invested capital asset base	$2,986,140	$3,142,880

Return on Invested Capital (U.S. GAAP)	13.9%	(2.6)%
Adjustments noted above	3.2%	5.2%
Core Return on Invested Capital (Non-U.S. GAAP)	17.1%	2.6%

(1)	This amount is calculated by adding the amount of income taxes attributable to its operating income (U.S. GAAP) and its interest expense.
(2)	This amount is calculated by adding the amount of income taxes attributable to its core operating income (Non-U.S. GAAP) and its interest expense.
(3)	The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two.